UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported)  February 6, 2007

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On February 6, 2007, Build-A-Bear Workshop, Inc. (the “Company”) approved the Build-A-Bear Workshop, Inc. Share Option Scheme for the Company’s U.K. employees (the “Plan”). The Plan has been approved by the Board of Directors of the Company, but remains subject to applicable U.K. regulatory approval and shareholder approval.

The Plan provides for grants of options to purchase shares of the Company’s common stock to eligible employees of the Company and its subsidiaries, as further described in the Plan. With certain exceptions, options granted under the Plan may not be exercised before the third anniversary of the date of grant. To the extent that exercise is permissible before the third anniversary date, however, the number of shares for which the options are exercised is limited to 25% per year each year from the date of grant. Further, subject to specified exceptions, options may only be exercised while the grantee is a director or employee of the Company or its subsidiaries. Options generally lapse upon the earliest of (i) the tenth anniversary of the grant date, (ii) the grantee ceasing to hold an office or employment with the Company or one of its subsidiaries described in the Plan, or (iii) the winding up of the Company. If the Company undergoes a change in control (as defined in the Plan), all outstanding options, whether vested or unvested, may be exercised within six months of the effective time of the change in control. In addition, if any company acquires the entire issued shares of the Company or obtains control of the Company pursuant to certain U.K. laws, any optionee may be, with the agreement of the acquiring company, release any option which has not lapsed and obtain options in the acquiring company, generally treating the grant date of the old options as the grant date for the new options. If notice is given that the Company will wind up its operations, all options may be exercised within two months from the date of the resolution approving the wind-up.

The number of shares of the Company’s common stock which may be allocated under the Plan on any day may not, when added to the aggregate number of shares of Company common stock which have been allocated in the previous ten years under the Plan and any other similar plan adopted by the Company, exceed such number as represents 5% of the ordinary share capital of the Company in issue immediately prior to that day.

Options may be exercised, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company, together with payment for the exercise price (and/or an application for financing of the exercise price). Shares will be issued within 28 days following the effective date of exercise. Shares of the Company’s common stock issued pursuant to option exercises will rank pari passu in all respects with the shares of Company common stock then issued. The Plan contains a procedure allowing for the Company to withhold such number of shares as are required to satisfy any tax obligations upon exercise. The Plan may be amended at any time by the Board, subject to applicable regulatory approvals and, in certain circumstances, 75% approval of Plan participants. The Plan terminates on the tenth anniversary of its adoption by the Company or at any earlier time by resolution of the Board of Directors (without prejudice to existing rights of Plan participants).

A copy of the Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Plan contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. U.K. Share Option Scheme

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: February 9, 2007	By:	/s/ Tina Klocke
Name: Tina Klocke Title: Chief Financial Bear, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. U.K. Share Option Scheme

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